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                                                                    EXHIBIT 3.27

                                                                   3-1-72.05 473
                                                                            ----
                         Commonwealth of Pennsylvania
                              Department of State
                              Corporation Bureau

                           ARTICLES OF INCORPORATION

     In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, all of whom are of full age/*/ desiring that they may be incorporated as a business corporation, do hereby certify:

1.   The name of the corporation is:

                          COMMERCIAL STONE CO., INC.
--------------------------------------------------------------------------------

2. The location and post office address of its initial registered office in this Commonwealth is:

46 East Main Street,          Uniontown,         Fayette County, Pennsylvania
--------------------------------------------------------------------------------
 Number      Street              City                     County

3. The purpose or purposes of the corporation which shall be organized under this Act are as follows:/**/

          The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of 1933, as amended. Without limiting the generality of the foregoing, the corporation shall have the power to quarry, mine, manufacture and otherwise produce and prepare various types and qualities of stone and other building material for market; to buy, and sell, various types and qualities of stone and other building material; to own and operate mills and other machinery in the conduct of said business; and also, to buy, sell, lease, own and hold such real estate as may be necessary, desirable, and convenient for carrying out the object of its incorporation.

4.   The term of its existence is: Perpetual.

____________________________
/*/ One or more corporations or natural persons of full age may incorporate a business corporation under the provisions of this Act.

/**/ It shall not be permissible or necessary to set forth any powers enumerated in Section 302 of the Act.

FILING FEE--$40.00

NOTE: Exercise Tax at the rate of 1/5th of 1% ($2.00 per $1,000) will be due and payable at the time of filing of the Articles, computed by multiplying the number of authorized shares having par value by their par value, or if shares of no par stock are authorized, then on the stated capital applicable thereto as well.

ONLY A CLEARLY LEGIBLE ORIGINAL SHOULD BE SUBMITTED, SIGNATURES SHOULD BE IN BLACK INK.
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5.   The aggregate number of shares which the corporation shall have authority to issue is:/***/

     Three hundred (300) shares of stock (common) having a par value of One Thousand ($1,000.00) Dollars per share.

     The holders of shares of stock in this corporation shall have pre-emptive rights.

6. The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

               NAME                               ADDRESS
                                    (Including street and number, if any)



7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

       NAME                     ADDRESS                            NUMBER AND CLASS OF SHARES
                  (Including street and number, if any)

Gerald R. Solomon     511 North Water Street                        1 share of common stock
                      Masontown, Pennsylvania

     IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 24th day of January, 1972.

/s/ Gerald R. Solomon      (SEAL)      _________________________(SEAL)
---------------------------
      Gerald R. Solomon

___________________________(SEAL)      _________________________(SEAL)


___________________________(SEAL)      _________________________(SEAL)


Approved and filed in the Department of State on the 27th day of January A.D.
1972

                               /s/
                              ------------------------------------------
                                   Secretary of the Commonwealth

_______________________

/***/ There should be set forth the number and par value of all shares having par value; the number of shares without par value; and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

NOTE: The Articles must be accompanied with registry statement, executed in triplicate, in the form prescribed by Section 206-B of the Act--all of which should be signed by an incorporator, as such.

                                       2
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                          Commonwealth of Pennsylvania
                              Department of State

                                 Office of the
                         Secretary of the Commonwealth

To all whom these Presents shall come, Greeting:

     WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

     AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

                           COMMERCIAL STONE CO., INC.

     THEREFORE,, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

                                    GIVEN under my Hand the Great Seal of the Commonwealth, at the City of Harrisburg, this 27th day of January in the year of our Lord one thousand nine hundred and seventy-two and of the Commonwealth the one hundred and ninety-sixth

                                    /s/ C. D. Tucker
                                    --------------------------------------
                                        Secretary of the Commonwealth